NETFABRIC TERMINATES PROPOSED ACQUISITION

Denville, New Jersey- April 18, 2007. NetFabric Holdings, Inc. (OTC BB:
NFBH)(NetFabric) today announced that it has terminated previously announced acquisition negotiations with a company involved in outsourced customer care solutions. NetFabric had secured necessary commitment to finance the acquisition. However, because of the seller's plan to pursue other options, NetFabric and the seller terminated the negotiations. NetFabric shall continue to pursue other strategic acquisitions to expand its business and grow shareholder value.

About NetFabric Holdings Inc.

NetFabric provides IT Solutions and Services to a prestigious list of Fortune 500 companies with a specialty in mission critical applications and services for the financial services industry. NetFabric's wide range of services and solutions includes designing and developing software applications, taking ownership of outsourced business processes, managed services, and building integrated infrastructure systems. Enterprise clients rely on NetFabric to pull together the right products and services required as solutions to meet their technology needs while delivering the most efficient and cost-effective solutions on time and within budget. For more information about NetFabric, please visit its website at http://www.netfabric.net

Safe harbor for Forward-Looking Statements:

The foregoing contains "forward-looking statements," which are based on management's beliefs, as well as on a number of assumptions concerning future events and information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside NetFabric's control, that could cause actual results to differ materially from such statements. For a more detailed description of the factors that could cause such a difference, please see NetFabric's filings with the Securities and Exchange Commission. NetFabric disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand the results of NetFabric.

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Contact:

NetFabric Holdings, Inc.
Vasan Thatham
973-887-2785 Ext 3365